EXHIBIT 10.01

                              ACQUISITION AGREEMENT
                              ---------------------

         THIS ACQUISITION AGREEMENT (this "Agreement") is made and entered into on this 26th day of June, 2001 ("Effective Date"), by and between, on the one hand, VENDINGDATA CORPORATION (formerly known as CVI Technology, Inc. and Casinovations Incorporated), a Nevada corporation having an office at 6830 Spencer Street, Las Vegas, Nevada 89119 ("Company"), and, on the other hand, TECHNOLOGY DEVELOPMENT CENTER, LLC., a Nevada limited liability company having an office at 3044 S. Highland Drive, Las Vegas, Nevada 89109 ("TDC"), hereinafter referred to as "Assignor".

         WHEREAS, Assignor has been assigned by Mr. Nate Hawthorn hereinafter referred to as "Inventor", certain inventions in the field of coin operated machines, including, without limitation, devices and methods for collecting and analyzing coins (individually and collectively, the "Inventions"); and

         WHEREAS, the Inventor has previously assigned to Assignor the United States patent application serial numbers 08/675,899 and 08/824,731 and patent cooperation treaty patent application serial number PCT/US99/03724 (individually and collectively, the "Patent Applications"); and

         WHEREAS, Company desires to acquire from Assignor all rights to the Inventions and the Patent Applications, and Assignor is willing to assign such rights to Company; and

         WHEREAS, in connection with this assignment of rights, Assignor desires to transfer its 20,500 shares of the Company's $.001 par value common stock (the "Transferred Shares"), and Company desires to receive the same.

         NOW, THEREFORE, in consideration of the premises and for the mutual promises contained herein, the parties hereto hereby agree as follows:

         1. TRANSFER OF INVENTIONS AND TRANSFERRED SHARES. Assignor hereby transfers and assigns to Company: (1) all of Assignor's worldwide right, title and interest in and to the Inventions, the Patent Applications, and all patents, patent applications, copyrights, trademarks, priority rights, know-how, show-how, trade secrets and other information generally relating to the Inventions, and all of Assignor's files and documents related to the Inventions (collectively, the "Transferred Rights"); and (2) the Transferred Shares, by depositing with Company the stock certificate(s) representing the Transferred Shares. In the event Assignor creates any improvements to the Inventions, all worldwide rights to such improvements shall be treated as and shall be included in the Transferred Rights.

         2. TERMINATION OF LICENSE. That certain Exclusive License Agreement ("License") dated October 10, 1997, as amended, by and between TDC and Casinovations Incorporated, a Washington corporation, is hereby terminated. Assignor hereby irrevocably and unconditionally releases and discharges Company, its shareholders, directors, officers, employees, agents and other representatives, from any and all accrued and unpaid royalties pursuant to the License, debts and liabilities, and waives any right to make any claim or bring any action or cause of action for any royalties, losses, damages, expenses or costs that Assignor may have suffered or incurred or may suffer or incur in the future by reason of or resulting from the License or Company's (or its predecessor's or affiliate's) performance thereunder and in connection with any acts related to the Inventions. Assignor knowingly, voluntarily and expressly waives all claims, whether known or unknown. Assignor acknowledges and agrees that this waiver is an essential and material term of this Agreement. Assignor acknowledges that it understands, comprehends and appreciates the meaning and significance of the rights and benefits being waived hereby. Company assumes any future liability related to the Inventions.

         3. CONSIDERATION. On the Effective Date, Company shall pay to TDC One Hundred Seventy-Five Thousand Dollars ($175,000) (the "Purchase Price"). TDC shall distribute the Purchase Price among its members as the members shall agree, and Company shall have no further liability in the event that TDC fails to distribute the Purchase Price among its members.

         4. CONFIDENTIALITY. Assignor shall keep all information concerning the Transferred Rights confidential and shall not use or disclose such information other than as contemplated by this Agreement, except to the extent that such information (i) is or hereafter becomes lawfully obtainable from other sources,
(ii) is publicly known, or (iii) to the extent such duty of confidentiality is waived in writing by Company.

         5. REPRESENTATIONS AND WARRANTIES. Assignor hereby represents, covenants and warrants as follows to Company:

         a. AUTHORITY. Assignor has full power and authority to execute and deliver this Agreement and to assign the Transferred Rights to Company. The execution, delivery and performance by Assignor of this Agreement and the transactions contemplated by this Agreement will not violate any applicable law, rule or regulation and will not conflict with, or result in a breach of any of the terms of, or constitute a default under, any agreement to which Assignor is a party or by which Assignor is bound.

         b. TITLE. Assignor owns all right, title and interest in and to the Transferred Rights. With the exception of the License, Assignor has not sold, transferred, encumbered, assigned, granted options for or licensed and will not sell, transfer, encumber, assign, grant options for or license in any manner the Transferred Rights to any third person, nor has Assignor publicly disclosed information relating to the Transferred Rights. To Assignor's knowledge, there are no claims, judgments or settlements to be paid by Assignor or pending claims or litigation relating to the Transferred Rights.

         c. NO STATUTORY BARS AND NON-INFRINGEMENT. Prior to filing the Patent Applications, Assignor did not publicly use, import, manufacture or offer for sale the Inventions, nor to Assignor's knowledge was there a publicly available written description of the Inventions. With the exception of the Patent Applications, Assignor has not filed for, nor was Assignor a listed inventor on any patent application related to the Inventions. To Assignor's knowledge, the manufacture, sale, use and display of the Inventions will not infringe any patent, copyright, or trade secret right of any third party.

         d. NO DURESS. Assignor has been advised to consult with independent counsel, and has had adequate opportunity to consult with counsel of its choice and to make whatever investigation or inquiry Assignor may have deemed necessary or desirable in connection with the subject matter of this Agreement. Assignor has either obtained such consultation or of Assignor's own free will have declined to obtain independent legal advice in connection with this Agreement. Assignor agrees to the terms of this Agreement of its own free will, without reservation, and is acting under no force of duress or coercion of any kind or character in so doing. Assignor has carefully read this Agreement and understands all of the terms of this Agreement.

         6. FURTHER ASSURANCES. Assignor and Inventor shall from time to time hereafter, at the request of Company, without additional compensation, execute, acknowledge and deliver to Company any and all instruments and documents as may be required by Company to transfer and vest in Company the entire right, title and interest in and to the Transferred Rights and/or the Transferred Shares. On the Effective Date and from time to time thereafter, upon request of Company, Assignor and Inventor shall deliver to Company such documentation as shall be reasonably required by Company to enjoy the Transferred Rights and/or the Transferred Shares. Assignor and Inventor shall cooperate with Company from time to time, upon Company's request and without additional compensation in the preparation and prosecution of patent and copyright applications for any of the Transferred Rights worldwide, and shall execute all papers necessary in connection with such applications and any continuing, reexamination, reissue or divisional applications thereof and also to execute separate assignments in connection with such applications as Company may deem necessary or expedient, and to perform all other acts that may be necessary to obtain a grant to Company of valid patents to any Inventions and improvements included in the Transferred Rights. Assignor and Inventor designate the officers of Company as their attorneys in fact to execute such documents and do such acts as shall be necessary to effect the foregoing, such being an irrevocable power of attorney coupled with an interest. Assignor nor Inventor shall seek re-examination, oppose, contest or otherwise protest the granting or registration of any patent or copyright rights to Company with respect to any of the Inventions or improvements included in the Transferred Rights.

         7. GENERAL TERMS. This Agreement shall be governed by the laws of the State of Nevada. If any provision of this Agreement shall be declared void or unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement shall nevertheless continue in effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns. If Assignor should default in any of Assignor's obligations under this Agreement, Assignor acknowledges that Company may well be irreparably damaged and that it would be extremely difficult and impractical to measure such damage. Accordingly, Assignor acknowledges that Company, in addition to any other available rights or remedies, shall be entitled to specific performance, injunctive relief, and any other equitable remedy, and Assignor waives the defense that a remedy at law or damages is adequate. No party hereto shall be deemed to waive any rights or remedies except by a duly executed written document, and no delay by any party, hereto in exercising any right or remedy shall be deemed to be a waiver of such right or remedy. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof, and this Agreement may not be amended except by a writing signed by each of the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date and year first above written.
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
                                             TECHNOLOGY DEVELOPMENT
VENDINGDATA CORPORATION                      CENTER, LLC.


By: /s/ Steven J. Blad                       By: /s/ Peter Filiberti
    --------------------------------             -------------------------------
    Steven J. Blad                           Name: Peter Filiberti, Bitstream Technologies, Inc.
    President & Chief Executive Officer            Title: President, Managing Partner


                                             Inventor: /s/ Nate D. Hawthorn
                                                      --------------------------
                                                      NATE D. HAWTHORN




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